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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Registration No. 333-85386) on Form S-3 of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the dates for which are July 19, 2000 and March 31, 2002, relating to the financial statements and the financial statement schedule, which appears in Verso Technologies, Inc.'s (formerly Eltrax Systems, Inc.) Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June  12, 2002